For Immediate Release
January 19, 2005

                  AJS BANCORP, INC. ANNOUNCES YEAR END EARNINGS

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $431,000 for the quarter ended December 31, 2004 as compared to $279,000 for the same quarter in 2003. Basic earnings were $0.20 per share, diluted earnings were $0.19 per share for the quarter ended December 31, 2004 compared to basic and diluted earnings per share of $0.12 for the quarter ended December 31, 2003. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expense. Net income for the year ended December 31, 2004 was $1.6 million compared to net income of $1.4 million for the year ended December 31, 2003. Basic earnings were $0.70 per share, diluted earnings were $0.69 per share for the year ended December 31, 2004 compared to basic and diluted earnings per share of $0.60 for the year ended December 31, 2003. As discussed in more detail below, the increase in net income for the comparative twelve-month period primarily reflects an increase in net interest income and a decrease in noninterest expense, offset by a decrease in noninterest income. All information except for the year ended December 31, 2003 is unaudited.

Total assets as of December 31, 2004 were $270.9 million, an increase of $32.5 million or 13.6% from $238.4 million at December 31, 2003. The increase was primarily due to increases in federal funds sold, certificates of deposit, and securities offset by a decrease in cash. We invested in certificates of deposit at other financial institutions, and mortgage-backed securities in order to attain slightly higher yields while maintaining a high degree of liquidity. The mortgage-backed securities are expected to mature in ten to fifteen years, however prepayments may cause them to pay down at a faster pace. Total deposits increased $14.2 million or 7.7% to $198.1 million at December 31, 2004 from $183.8 million at December 31, 2003. The increase was primarily in certificates of deposit and money market accounts. FHLB advances increased to $36.3 million at December 31, 2004 from $17.0 million at December 31, 2003.

The Company had non-performing assets of $971,000 as of December 31, 2004 and $1.2 million as of December 31, 2003. The allowance for loan losses was $1.8 million at December 31, 2004 and $2.0 million at December 31, 2003. This represents a ratio of allowance for loan losses to gross loans receivable of 1.12% at December 31, 2004 and 1.24% at December 31, 2003.

Total stockholders' equity decreased $1.6 million to $30.5 million at December 31, 2004 from $32.1 million at December 31, 2003. The decrease in stockholders' equity during the past twelve months primarily resulted from the repurchase of shares of the Company's stock. This decrease was offset by net income of $1.6 million for the twelve months ended December 31, 2004.

INCOME INFORMATION -THREE MONTH PERIODS ENDED DECEMBER 31, 2004 AND 2003:

Net interest income increased by $60,000 or 3.3% to $1.9 million for the quarter ended December 31, 2004 when compared to the same quarter in 2003. The increase in net interest income was primarily due to increased average interest earning assets. Average interest earning assets were $262.8 million and $225.4 million during the comparative 2004 and 2003 quarters while the average yield was 5.02% and 5.37%, respectively. Our net interest rate spread decreased 39 basis points to 2.57% from 2.96% while our net interest margin decreased 37 basis points to 2.84% from 3.21%. The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.45% for the three months ended December 31, 2004 from 111.46% for the same period in 2003. The decrease in the spread and the margin was largely due to the decrease in the yield of interest earning assets as assets continued to reprice downward, reflecting the impact of the flattening yield curve.

There was no provision for loan losses for either of the three months ended December 31, 2004 or December 31, 2003. However, there were $40,000 in loan loss recoveries during the three months ended December 31, 2004. Any loan loss provisions made are to maintain the allowance to reflect management's estimate of losses known and inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended December 31, 2004 or 2003. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Noninterest income increased $7,000 to $251,000 for the quarter ended December 31, 2004 from $244,000 for the comparable quarter in 2003. Other noninterest income increased $33,000 or 132.0% for the quarter ended December 31, 2004 when compared to income for the same quarter in 2003. This increase was offset by a decrease in insurance commissions of $13,000 or 15.1% for the comparable quarter. Other noninterest income increased due to a $27,000 decrease in the net loss on the sale of REO, and a $13,000 increase in correspondent fees for the comparable quarters. The increase in the net gain on the sale of REO resulted from losses taken during the quarter ended December 31, 2003 that were realized after the property became REO. The increase in correspondent fees occurred due to an increase in loan volume and income from that department. Insurance commissions dropped due to lower sales of variable and fixed rate annuities due to customer's reluctance to enter the market at a time of historically low interest rates, as well as reduced staffing in the department.

Noninterest expense decreased by $68,000 to $1.6 million at December 31, 2004 when compared to expense for the same quarter in 2003. Salaries and employee benefits decreased $71,000 or 7.5%, offset by an increase in data processing costs of $15,000 or 19.0% for the quarter ended December 31, 2004 when compared the same quarter in 2003. Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees to 66 at December 31, 2004 from 69 at December 31, 2003. Data processing costs increased due to the addition of internet banking and the associated expenses that are incurred as a result of offering this product.

INCOME INFORMATION - YEAR ENDED DECEMBER 31, 2004 AND 2003:

Net interest income increased by $281,000 or 3.9% to $7.6 million for the year ended December 31, 2004 from $7.3 million for the same period in 2003. Average interest earning assets were $249.5 million and $227.4 million during the comparative 2004 and 2003 twelve-month periods while the average yield was 5.11% and 5.43%, respectively. Our net interest rate spread decreased 15 basis points to 2.78% from 2.93% while our net interest margin decreased 17 basis points to 3.03% from 3.20%. The ratio of average interest-earning assets to average interest-bearing liabilities remained the same at 112.29% for both the year ended December 31, 2004 and 2003. The decrease in our net interest rate spread and net interest margin reflects the downward repricing of interest-bearing assets in excess of the downward repricing of cost of funds.

We did not increase our provision for loan losses during the twelve months ended December 31, 2004 or 2003. However, there were $112,000 in loan loss recoveries during the year ended December 31, 2004, and $61,000 in recoveries during the year ended December 31, 2003.

Noninterest income decreased to $933,000 for the year ended December 31, 2004 from $1.1 million for the comparable period in 2003. The $158,000 decrease was the result of reductions in insurance commission income, service charge income, and other non-interest income at December 31, 2004 when compared to the year ended December 31, 2003.

Noninterest expense decreased to $6.2 million for the year ended December 31, 2004 from $6.3 million for the year ended December 31, 2003. The $64,000 decrease was primarily due to reductions in occupancy expense, and other noninterest expense items, offset by an increase in advertising and promotion expense when comparing the twelve month periods ended December 31, 2004 and 2003.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
         President
         708-687-7400


AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                    31-Dec-04     31-Dec-03
ASSETS

Cash and due from financial Institutions             $ 13,717      $ 19,801
Federal funds Sold                                      3,314             0
                                                     ----------------------
TOTAL CASH AND CASH EQUIVALENTS                        17,031        19,801

Certificates of deposit                                 9,783             0
Securities                                             61,615        42,652
Loans receivable net of allowance for loan loss
   of $1,847 at December 31, 2004, and $1,962
   at December 31, 2003                               163,291       155,628
Federal Home Loan Bank Stock                           12,459        13,612
Premises and equipment                                  4,760         4,875
Accrued interest receivable & other assets              1,930         1,816
                                                     ----------------------
TOTAL ASSETS                                         $270,869      $238,384
                                                     ======================

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits                                              198,056      $183,847
Federal Home Loan Bank advances                        36,250        17,000
Advance payments by borrowers for taxes
   and insurance                                        1,795         1,651
Accrued expenses and other liabilities                  4,238         3,781

TOTAL LIABILITIES                                     240,339       206,279
TOTAL EQUITY                                           30,530        32,105
                                                     ----------------------
TOTAL LIABILITIES AND EQUITY                         $270,869      $238,384
                                                     ======================


                                               31-Dec-04        31-Dec-03
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                          $  9,405         $  9,346
Securities                                        2,226            2,234
Interest earning deposits & other                 1,037              669
Federal Funds Sold                                   69               98
                                               -------------------------
TOTAL INTEREST INCOME                            12,737           12,347

INTEREST EXPENSE ON DEPOSITS
Deposits                                          4,046            4,210
Federal Home Loan Bank & Other                    1,132              859
                                               -------------------------
Total Interest Expense                            5,178            5,069
                                               -------------------------
NET INTEREST INCOME                               7,559            7,278
Provision (recovery) for loan losses               (112)             (61)
                                               -------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                    7,671            7,339

NON-INTEREST INCOME
Insurance commissions                               232              314
Service charges on accounts                         502              539
Other                                               199              238
                                               -------------------------
TOTAL NON-INTEREST INCOME                           933            1,091

NON-INTEREST EXPENSE
Salaries and employee benefits                    3,621            3,632
Occupancy                                           781              868
Advertising & promotion                             372              309
Data processing                                     378              361
Other                                             1,039            1,085
                                               -------------------------
TOTAL NON-INTEREST EXPENSE                        6,191            6,255

INCOME BEFORE INCOME TAXES                        2,413            2,175
Income Tax Expense                                  833              782
                                               -------------------------
NET INCOME                                     $  1,580         $  1,393
                                               =========================

Earnings per share, basic                      $   0.70         $   0.60
Earnings per share, diluted                    $   0.69         $   0.60

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 12/31/04

                                            For the Three   For the Three
                                             Months ended   Months ended
                                              12/31/2004     12/31/2003
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                          $ 2,348         $ 2,301
Securities                                         597             461
Interest earning deposits & other                  330             261
Federal Funds Sold                                  26               5
                                               -----------------------
TOTAL INTEREST INCOME                            3,301           3,028

INTEREST EXPENSE ON DEPOSITS
Deposits                                         1,067           1,004
Federal Home Loan Bank & Other                     365             215
                                               -----------------------
Total Interest Expense                           1,432           1,219
                                               -----------------------
NET INTEREST INCOME                              1,869           1,809
Provision (recovery) for loan losses               (40)              0
                                               -----------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                   1,909           1,809

NON-INTEREST INCOME
Insurance commissions                               73              86
Service charges on deposit accounts                120             133
Other                                               58              25
                                               -----------------------
TOTAL NON-INTEREST INCOME                          251             244

NON-INTEREST EXPENSE
Salaries and employee benefits                     882             953
Occupancy                                          205             215
Advertising & promotion                            109             109
Data processing                                     94              79
Other                                              282             284
                                               -----------------------
TOTAL NON-INTEREST EXPENSE                       1,572           1,640

INCOME BEFORE INCOME TAXES                         588             413
Income Tax Expense                                 157             134
                                               -----------------------
NET INCOME                                     $   431         $   279
                                               =======================

AJS Bancorp, Inc.
Financial Highlights
(unaudited)                          December 31, 2004   December 31,2003
                                                (In thousands)
Selected Financial Highlights:
------------------------------
Total assets                            $  270,869        $  238,384
Loans receivable, net                      163,291           155,628
Securities                                  61,615            42,652
Deposits                                   198,056           183,847
Federal Home Loan Bank advances             36,250            17,000
Stockholders' equity                        30,530            33,351

Book value per share (1)                     13.58             14.16

Number of shares outstanding (2)         2,248,238         2,355,180


                                     Three months ended       Three months ended
                                      December 31, 2004        December 31, 2003
                                     (In thousands except per share information)

Selected Operations Data:
Total interest income                        $ 3,301                $ 3,028
Total interest expense                         1,432                  1,219
                                             ------------------------------
Net interest income                            1,869                  1,809
Provision for loan losses                        (40)                     0
                                             ------------------------------
Net interest income after provision
for loan losses                                1,909                  1,809
Noninterest income                               251                    244
Noninterest expense                            1,572                  1,640
                                             ------------------------------
Income before taxes                              588                    413
Income tax provision                             157                    134
                                             ------------------------------
Net income                                       431                    279
                                             ==============================

Earnings per share, basic                    $  0.20                $  0.12
Earnings per share, diluted                  $  0.19                $  0.12




                                               Three months ended  Three months ended
                                                December 31, 2004   December 31, 2003

Selected Operating Ratios:
Return on average assets                                    0.63%               0.47%
Return on average equity                                    5.67%               3.36%
Interest rate spread during the period                      2.57%               2.96%
Net interest margin                                         2.84%               3.21%
Average interest-earning assets to average interest-
   bearing liabilities                                    112.45%              111.46%
Efficiency ratio (3)                                       74.15%               79.88%



                                  Twelve months ended   Twelve months ended
                                   December 31, 2004    December 31, 2003
                                 (In thousands except per share information)
Selected Operations Data:
Total interest income                      $ 12,737         $ 12,347
Total interest expense                        5,178            5,069
                                           -------------------------
Net interest income                           7,559            7,278
Provision for loan losses                      (112)             (61)
                                           -------------------------
Net interest income after provision
for loan losses                               7,671            7,339
Noninterest income                              933            1,091
Noninterest expense                           6,191            6,255
                                           -------------------------
Income before taxes                           2,413            2,175
Income tax provision                            833              782
                                           -------------------------
Net income                                    1,580            1,393
                                           =========================

Earnings per share, basic                  $   0.70         $   0.60
Earnings per share, diluted                $   0.69         $   0.60


                                                    Twelve months ended   Twelve months ended
                                                      December 31, 2004     December 31, 2003

Selected Operating Ratios:
Return on average assets                                             0.61%              0.58%
Return on average equity                                             5.07%              4.15%
Interest rate spread during the period                               2.78%              2.93%
Net interest margin                                                  3.03%              3.20%
Average interest-earning assets to average interest-
   bearing liabilities                                             112.29%            112.29%
Efficiency ratio (3)                                                72.90%             74.74%



                                                              As of               As of
                                                        December 31, 2004   December 31, 2003
                                                        -----------------   -----------------
Asset Quality Ratios:
Non-performing assets to total assets                                0.36%              0.49%
Allowance for loan losses to non-performing loans                  190.22%            172.71%
Allowance for loan losses to loans receivable, gross                 1.12%              1.24%


(1)  Shareholders' equity divided by number of shares outstanding.
(2)  Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.